Exhibit 99.1

P R E S S A N N O U N C E M E N T

Progress 2020 Second Quarter Revenue Exceeds Guidance

Increases 2020 Guidance for Revenue and Earnings Per Share

BEDFORD, MA, June 25, 2020 (GlobeNewswire) — Progress (NASDAQ: PRGS), the leading provider of application development and digital experience technologies, today announced financial results for its fiscal second quarter ended May 31, 2020.

Second Quarter 2020 Highlights:

•	Revenue of $100.4 million remained flat year-over-year on an actual currency basis, and increased 2% year-over-year on a constant currency basis.

•	Non-GAAP revenue of $102.5 million decreased 1% on an actual currency basis and increased 1% year-over-year on a constant currency basis.

•	Diluted earnings per share was $0.37 compared to $0.18 in the same quarter last year, an increase of 106%.

•	Non-GAAP diluted earnings per share was $0.63 compared to $0.65 in the same quarter last year, a decrease of 3%.

“Q2 was a very strong quarter for us,” said Yogesh Gupta, CEO at Progress. “We had solid performances across our segments and products, and our business has proven to be extremely durable, despite the ongoing economic disruption caused by COVID-19. Our confidence in our ability to execute is reflected in our increased full year guidance for revenue and EPS.”

Additional financial highlights included:

	Three Months Ended
	GAAP			Non-GAAP
(In thousands, except percentages and per share amounts)	May 31, 2020	May 31, 2019	% Change	May 31, 2020	May 31, 2019	% Change
Revenue	$100,383	$99,995	—%	$102,505	$103,475	(1)%
Income from operations	$25,309	$14,741	72%	$39,590	$38,888	2%
Operating margin	25%	15%	67%	39%	38%	3%
Net income	$16,968	$8,181	107%	$28,656	$29,417	(3)%
Diluted earnings per share	$0.37	$0.18	106%	$0.63	$0.65	(3)%
Cash from operations (GAAP) /Adjusted free cash flow (Non-GAAP)	$37,957	$40,674	(7)%	$38,399	$40,438	(5)%

Other fiscal second quarter 2020 metrics and recent results included:

•	Cash, cash equivalents and short-term investments were $203.6 million at the end of the quarter;

•	DSO was 47 days compared to 42 days in the fiscal second quarter of 2019 and 49 days in the fiscal first quarter of 2020; and

•
On June 23, 2020, our Board of Directors declared a quarterly dividend of $0.165 per share of common stock that will be paid on September 15, 2020 to shareholders of record as of the close of business on September 1, 2020.

Anthony Folger, CFO, said: “We are confident in the stability of our business model and our ability to deliver solid results even in this uncertain environment, and will utilize our strong balance sheet to execute aggressively on our strategy to drive long-term value through accretive M&A.”

2020 Business Outlook

Progress provides the following updated guidance for the fiscal year ending November 30, 2020 and the fiscal third quarter ending August 31, 2020:

	Prior FY 2020 Guidance (March 26, 2020)		Updated FY 2020 Guidance (June 25, 2020)
(In millions, except percentages and per share amounts)	FY 2020 GAAP	FY 2020 Non-GAAP	FY 2020 GAAP	FY 2020 Non-GAAP
Revenue	$420 - $430	$428 - $438	$425 - $435	$433 - $443
Diluted earnings per share	$1.73 - $1.80	$2.73 - $2.80	$1.81 - $1.85	$2.82 - $2.86
Operating margin	27%	39%	27%	40%
Cash from operations (GAAP) / Adjusted free cash flow (Non-GAAP)	$128 - $138	$125 - $135	$129 - $139	$125 - $135
Effective tax rate	22%	21%	22%	21%

Q3 2020 Guidance
(In millions, except per share amounts)	Q3 2020 GAAP	Q3 2020 Non-GAAP
Revenue	$103 - $108	$104 - $109
Diluted earnings per share	$0.47 - $0.49	$0.69 - $0.71

The expected economic impact of the COVID-19 crisis on our current 2020 business outlook is a reduction of approximately $10 to $13 million on GAAP and non-GAAP revenue, and approximately $0.06 to $0.08 on GAAP and non-GAAP earnings per share.

Based on current exchange rates, the expected negative currency translation impact on Progress' fiscal year 2020 business outlook compared to 2019 exchange rates is approximately $2.2 million on GAAP and non-GAAP revenue, and approximately $0.02 on GAAP and non-GAAP diluted earnings per share. The expected negative currency translation impact on Progress' fiscal Q3 2020 business outlook compared to 2019 exchange rates on GAAP and non-GAAP revenue and earnings per share is not meaningful. To the extent that there are changes in exchange rates versus the current environment, this may have an impact on Progress' business outlook.

Conference Call

Progress will hold a conference call to review its financial results for the fiscal second quarter of 2020 at 5:00 p.m. ET on Thursday, June 25, 2020. The call can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 1-800-458-4121, pass code 5687996. The conference call will include comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Legal Notice Regarding Non-GAAP Financial Information

Progress provides non-GAAP financial information as additional information for investors. These non-GAAP measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States ("GAAP"). Progress believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results.  A reconciliation of non-GAAP adjustments to the company's GAAP financial results is included in the tables below and is available on the Progress website at www.progress.com within the investor relations section. Additional information regarding the company's non-GAAP financial information is contained in the company's Current Report on Form 8-K furnished to the Securities and Exchange Commission in connection with this press release, which is also available on the Progress website within the investor relations section.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services or other offerings are compromised or subject to a successful cyber-attack, or if such offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We have made acquisitions, including our recent acquisition of Ipswitch, and may make acquisitions in the future, and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. (9) The coronavirus disease (COVID-19) outbreak and the impact it could have on our employees, customers, partners, and the global financial markets could adversely affect our business, results of operations and financial condition. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2019. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (NASDAQ: PRGS) offers the leading platform for developing and deploying strategic business applications. We enable customers and partners to deliver modern, high-impact digital experiences with a fraction of the effort, time and cost. Progress offers powerful tools for easily building adaptive user experiences across any type of device or touchpoint, the flexibility of a cloud-native app dev platform to deliver modern apps, leading data connectivity technology, web content management, business rules, secure file transfer, network monitoring, plus award-winning machine learning that enables cognitive capabilities to be a part of any application. Over 1,700 independent software vendors, 100,000 enterprise customers, and two million developers rely on Progress to power their applications. Learn about Progress at www.progress.com or +1-800-477-6473.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

Investor Contact:	Press Contact:
Brian Flanagan	Erica McShane
Progress Software	Progress Software
+1 781 280 4817	+1 888 365 2779 (x3135)
Investor-Relations@progress.com	PR@progress.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	May 31, 2020	May 31, 2019	% Change	May 31, 2020	May 31, 2019	% Change
Revenue:
Software licenses	$19,663	$29,728	(34)%	$50,292	$52,530	(4)%
Maintenance and services	80,720	70,267	15%	159,774	137,014	17%
Total revenue	100,383	99,995	—%	210,066	189,544	11%
Costs of revenue:
Cost of software licenses	810	925	(12)%	2,199	2,092	5%
Cost of maintenance and services	11,785	10,580	11%	23,636	20,019	18%
Amortization of acquired intangibles	1,664	6,106	(73)%	3,310	11,539	(71)%
Total costs of revenue	14,259	17,611	(19)%	29,145	33,650	(13)%
Gross profit	86,124	82,384	5%	180,921	155,894	16%
Operating expenses:
Sales and marketing	21,716	24,832	(13)%	45,914	47,155	(3)%
Product development	21,787	21,688	—%	43,441	41,578	4%
General and administrative	12,440	12,654	(2)%	25,188	24,939	1%
Amortization of acquired intangibles	4,177	4,585	(9)%	8,308	7,773	7%
Restructuring expenses	695	2,777	(75)%	1,735	3,192	(46)%
Acquisition-related expenses	—	1,107	*	314	1,107	(72)%
Total operating expenses	60,815	67,643	(10)%	124,900	125,744	(1)%
Income from operations	25,309	14,741	72%	56,021	30,150	86%
Other expense, net	(2,847)	(2,317)	(23)%	(6,244)	(4,320)	(45)%
Income before income taxes	22,462	12,424	81%	49,777	25,830	93%
Provision for income taxes	5,494	4,243	29%	11,693	8,247	42%
Net income	$16,968	$8,181	107%	$38,084	$17,583	117%

Earnings per share:
Basic	$0.38	$0.18	111%	$0.85	$0.39	118%
Diluted	$0.37	$0.18	106%	$0.84	$0.39	115%
Weighted average shares outstanding:
Basic	44,889	44,611	1%	44,893	44,784	—%
Diluted	45,267	45,287	—%	45,391	45,287	—%

Cash dividends declared per common share	$0.165	$0.155	6%	$0.330	$0.310	6%
*Not meaningful

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:

Cost of revenue	$338	$250	35%	$657	$494	33%
Sales and marketing	1,110	1,190	(7)%	2,160	2,238	(3)%
Product development	1,899	1,936	(2)%	3,825	3,864	(1)%
General and administrative	2,276	2,740	(17)%	5,032	5,326	(6)%
Total	$5,623	$6,116	(8)%	$11,674	$11,922	(2)%

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	May 31, 2020	November 30, 2019
Assets
Current assets:
Cash, cash equivalents and short-term investments	$203,645	$173,685
Accounts receivable, net	54,527	72,820
Unbilled receivables and contract assets	12,540	10,880
Other current assets	20,686	27,280
Total current assets	291,398	284,665
Long-term unbilled receivables and contract assets	10,194	12,492
Property and equipment, net	27,693	29,765
Goodwill and intangible assets, net	519,643	532,216
Right-of-use lease assets	24,681	—
Other assets	21,993	22,133
Total assets	$895,602	$881,271
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$50,525	$72,674
Current portion of long-term debt, net	14,480	10,717
Short-term lease liability	6,618	—
Short-term deferred revenue	153,549	157,494
Total current liabilities	225,172	240,885
Long-term debt, net	276,762	284,002
Long-term lease liability	19,896	—
Long-term deferred revenue	19,741	19,752
Other long-term liabilities	14,070	6,350
Shareholders’ equity:
Common stock and additional paid-in capital	304,282	295,953
Retained earnings	35,679	34,329
Total shareholders’ equity	339,961	330,282
Total liabilities and shareholders’ equity	$895,602	$881,271

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands)	May 31, 2020	May 31, 2019	May 31, 2020	May 31, 2019
Cash flows from operating activities:
Net income	$16,968	$8,181	$38,084	$17,583
Depreciation and amortization	7,572	12,852	15,241	23,338
Stock-based compensation	5,623	6,116	11,674	11,922
Other non-cash adjustments	2,309	(3,611)	7,656	(6,438)
Changes in operating assets and liabilities	5,485	17,136	(1,682)	18,713
Net cash flows from operating activities	37,957	40,674	70,973	65,118
Capital expenditures	(609)	(834)	(1,757)	(1,080)
Issuances of common stock, net of repurchases	3,063	2,409	(12,692)	(20,697)
Dividend payments to shareholders	(7,438)	(6,894)	(14,906)	(13,886)
Payments for acquisitions, net of cash acquired	—	(225,298)	—	(225,298)
Proceeds from the issuance of debt, net of payment of issuance costs	—	183,374	—	183,374
Proceeds from sale of property, plant and equipment, net	—	6,146	—	6,146
Payments of principal on long-term debt	(1,880)	—	(3,762)	(1,547)
Other	(4,503)	(4,482)	(7,896)	(3,090)
Net change in cash, cash equivalents and short-term investments	26,590	(4,905)	29,960	(10,960)
Cash, cash equivalents and short-term investments, beginning of period	177,055	133,458	173,685	139,513
Cash, cash equivalents and short-term investments, end of period	$203,645	$128,553	$203,645	$128,553

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - SECOND QUARTER
(Unaudited)

	Three Months Ended				% Change
(In thousands, except per share data)	May 31, 2020		May 31, 2019		Non-GAAP
Adjusted revenue:
GAAP revenue	$100,383		$99,995
Acquisition-related revenue(1)	2,122		3,480
Non-GAAP revenue	$102,505	100%	$103,475	100%	(1)%

Adjusted income from operations:
GAAP income from operations	$25,309	25%	$14,741	15%
Amortization of acquired intangibles	5,841	6%	10,691	10%
Restructuring expenses and other	695	1%	2,753	3%
Stock-based compensation	5,623	5%	6,116	6%
Acquisition-related revenue(1) and expenses	2,122	2%	4,587	4%
Non-GAAP income from operations	$39,590	39%	$38,888	38%	2%

Adjusted net income:
GAAP net income	$16,968	17%	$8,181	8%
Amortization of acquired intangibles	5,841	6%	10,691	10%
Restructuring expenses and other	695	1%	2,753	2%
Stock-based compensation	5,623	5%	6,116	6%
Acquisition-related revenue(1) and expenses	2,122	2%	4,587	5%
Provision for income taxes	(2,593)	(3)%	(2,911)	(3)%
Non-GAAP net income	$28,656	28%	$29,417	28%	(3)%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.37		$0.18
Amortization of acquired intangibles	0.13		0.24
Restructuring expenses and other	0.02		0.06
Stock-based compensation	0.12		0.13
Acquisition-related revenue(1) and expenses	0.05		0.10
Provision for income taxes	(0.06)		(0.06)
Non-GAAP diluted earnings per share	$0.63		$0.65		(3)%

Non-GAAP weighted avg shares outstanding - diluted	45,267		45,287		—%

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch.

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - YEAR TO DATE
(Unaudited)

	Six Months Ended				% Change
(In thousands, except per share data)	May 31, 2020		May 31, 2019		Non-GAAP
Adjusted revenue:
GAAP revenue	$210,066		$189,544
Acquisition-related revenue(1)	6,201		3,480
Non-GAAP revenue	$216,267	100%	$193,024	100%	12%

Adjusted income from operations:
GAAP income from operations	$56,021	27%	$30,150	16%
Amortization of acquired intangibles	11,618	5%	19,312	10%
Restructuring expenses and other	1,735	—%	3,168	2%
Stock-based compensation	11,674	5%	11,922	6%
Acquisition-related revenue(1) and expenses	6,515	3%	4,587	2%
Non-GAAP income from operations	$87,563	40%	$69,139	36%	27%

Adjusted net income:
GAAP net income	$38,084	18%	$17,583	9%
Amortization of acquired intangibles	11,618	6%	19,312	10%
Restructuring expenses and other	1,735	1%	3,168	2%
Stock-based compensation	11,674	5%	11,922	6%
Acquisition-related revenue(1) and expenses	6,515	2%	4,587	2%
Provision for income taxes	(6,267)	(3)%	(4,395)	(2)%
Non-GAAP net income	$63,359	29%	$52,177	27%	21%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.84		$0.39
Amortization of acquired intangibles	0.26		0.43
Restructuring expenses and other	0.04		0.07
Stock-based compensation	0.26		0.26
Acquisition-related revenue(1) and expenses	0.14		0.10
Provision for income taxes	(0.14)		(0.10)
Non-GAAP diluted earnings per share	$1.40		$1.15		22%

Non-GAAP weighted avg shares outstanding - diluted	45,391		45,287		—%

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch.

OTHER NON-GAAP FINANCIAL MEASURES
(Unaudited)

Quarter to Date Adjusted Free Cash Flow

(In thousands)	Q2 2020	Q2 2019	% Change
Cash flows from operations	$37,957	$40,674	(7)%
Purchases of property and equipment	(609)	(834)	(27)%
Free cash flow	37,348	39,840	(6)%
Add back: restructuring payments	1,051	598	76%
Adjusted free cash flow	$38,399	$40,438	(5)%

Year to Date Adjusted Free Cash Flow

(In thousands)	YTD 2020	YTD Q2 2019	% Change
Cash flows from operations	$70,973	$65,118	9%
Purchases of property and equipment	(1,757)	(1,080)	63%
Free cash flow	69,216	64,038	8%
Add back: restructuring payments	2,480	757	228%
Adjusted free cash flow	$71,696	$64,795	11%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2020 GUIDANCE
(Unaudited)

Fiscal Year 2020 Updated Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2019	November 30, 2020
(In millions)		Low	% Change	High	% Change
GAAP revenue	$413.3	$424.7	3%	$434.7	5%
Acquisition-related adjustments - revenue(1)	18.7	8.3	(56)%	8.3	(56)%
Non-GAAP revenue	$432.0	$433.0	—%	$443.0	3%
(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch.

Fiscal Year 2020 Updated Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2020
(In millions)	Low	High
GAAP income from operations	$116.6	$118.8
GAAP operating margins	27%	27%
Acquisition-related revenue	8.3	8.3
Acquisition-related expense	0.3	0.3
Restructuring expense	1.7	1.7
Stock-based compensation	22.9	22.9
Amortization of acquired intangibles	23.2	23.2
Total adjustments	56.4	56.4
Non-GAAP income from operations	$173.0	$175.2
Non-GAAP operating margin	40%	40%

Fiscal Year 2020 Updated Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2020
(In millions, except per share data)	Low	High
GAAP net income	$82.1	$83.9
Adjustments (from previous table)	56.4	56.4
Income tax adjustment(2)	(10.8)	(10.8)
Non-GAAP net income	$127.7	$129.5

GAAP diluted earnings per share	$1.81	$1.85
Non-GAAP diluted earnings per share	$2.82	$2.86

Diluted weighted average shares outstanding	45.3	45.3

(2)Tax adjustment is based on a non-GAAP effective tax rate of approximately 21% for Low and High, calculated as follows:
Non-GAAP income from operations	$173.0	$175.2
Other (expense) income	(11.3)	(11.3)
Non-GAAP income from continuing operations before income taxes	161.7	163.9
Non-GAAP net income	127.7	129.5
Tax provision	$34.0	$34.4
Non-GAAP tax rate	21%	21%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2020 GUIDANCE
(Unaudited)

Fiscal Year 2020 Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2020
(In millions)	Low	High
Cash flows from operations (GAAP)	$129	$139
Purchases of property and equipment	(7)	(7)
Add back: restructuring payments	3	3
Adjusted free cash flow (non-GAAP)	$125	$135

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q3 2020 GUIDANCE
(Unaudited)

Q3 2020 Revenue Guidance
	Three Months Ended	Three Months Ending
	August 31, 2019	August 31, 2020
(In millions)		Low	% Change	High	% Change
GAAP revenue	$106.7	$102.8	(4)%	$107.8	1%
Acquisition-related adjustments - revenue(1)	8.8	1.2	(86)%	1.2	(86)%
Non-GAAP revenue	$115.5	$104.0	(10)%	$109.0	(6)%
(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch.

Q3 2020 Non-GAAP Earnings per Share Guidance
	Three Months Ending August 31, 2020
	Low	High
GAAP diluted earnings per share	$0.47	$0.49
Acquisition-related revenue	0.03	0.03
Stock-based compensation	0.12	0.12
Amortization of acquired intangibles	0.13	0.13
Total adjustments	0.28	0.28
Income tax adjustment	(0.06)	(0.06)
Non-GAAP diluted earnings per share	$0.69	$0.71